Exhibit 8.3

TIAN YUAN LAW FIRM

35 C 11 : 100140

11TH FLOOR, TOWER C, CORPORATE SQUARE, 35 FINANCIAL STREET, BEIJING 100140, CHINA

TELEPHONE: + 86 10 8809 218 FACSIMILE: + 86 10 8809 2150

Date: November 20, 2009

China Nuokang Bio-Pharmaceutical Inc.

No. 18-1 East Nanping Road

Hunnan National New & High-tech Development Zone

Shenyang, Liaoning Province

People’s Republic of China 110171

Ladies and Gentlemen:

We have acted as People’s Republic of China (“PRC”) legal counsel to China Nuokang Bio-Pharmaceutical Inc. (the “Company”) in connection with the registration statement on Form F-1 (the “Registration Statement”), originally filed by the Company on November 20, 2009 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested to issue this letter with regard to the laws of PRC as of November 20, 2009, as requested by the Company relating to certain PRC tax matters set forth under the caption “Taxation – PRC Taxation” in the Company’s prospectus included in the Registration Statement.

The opinion set out in this letter is given on the basis of PRC laws and regulations (other than the laws of the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) effective as at the date hereof. There is no assurance that such laws and regulations will not be repealed, amended, re-interpreted or replaced in the immediate future or in the long term with or without retrospective effect.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than PRC.

On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain PRC tax matters set forth under the caption “Taxation — PRC Taxation” in the Company’s prospectus included in the Registration Statement, are true and accurate based on current PRC law at the date of this letter and that such statements constitute our opinion.

We hereby consent to the use of our name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Regulations,” “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

This letter is issued solely for the benefit of the persons to whom it is addressed. It may not, except with our prior written permission, be relied upon by anyone in connection with this letter or used for any other purpose.

Very truly yours,

/seal/ Tian Yuan Law Firm Tian Yuan Law Firm